Exhibit 99.1

AG MORTGAGE INVESTMENT TRUST, INC. COMPLETES ACQUISITION OF WESTERN ASSET MORTGAGE CAPITAL CORPORATION

NEW YORK, NY – December 6, 2023 – AG Mortgage Investment Trust, Inc. (NYSE: MITT) (“MITT”) announced today that it has completed the previously announced acquisition of Western Asset Mortgage Capital Corporation (“WMC”) via merger with a wholly owned subsidiary of MITT. December 5, 2023 was the last day on which WMC’s common stock was publicly traded and prior to the opening of trading on December 6, 2023, its common stock will be suspended from trading on the NYSE.

“The completion of the WMC acquisition marks a significant milestone for MITT in achieving its growth and scale initiatives,” said TJ Durkin, Chief Executive Officer and President of MITT. “We are confident that we will maximize the synergies inherent in this transaction to deliver long-term risk adjusted returns to our stockholders.”

Pursuant to the merger agreement, at the effective time of the merger, each outstanding share of common stock of WMC was converted into the right to receive (i) from MITT, 1.498 shares of MITT common stock and (ii) $0.92 per share in a cash payment from MITT’s manager, an affiliate of TPG Angelo Gordon, equal to approximately $5.7 million in the aggregate. Approximately $1.3 million (representing the difference between $7.0 million and the cash consideration paid to WMC stockholders) will be used to benefit MITT post-closing by offsetting reimbursable expenses that would otherwise be payable to MITT’s manager. Cash was paid in lieu of fractional shares of MITT common stock that would have been received as a result of the merger.

In connection with the closing of the merger, the size of MITT’s board of directors was increased by two members, and M. Christian Mitchell and Lisa G. Quateman, former WMC board members, were appointed to MITT’s board of directors as independent directors.

Advisors

Piper Sandler & Co. acted as exclusive financial advisor and Hunton Andrews Kurth LLP acted as legal advisor to MITT. Hogan Lovells US LLP acted as special Maryland counsel to MITT. BTIG, LLC and JMP Securities, a Citizens Company, acted as financial advisors, and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to WMC.

About AG Mortgage Investment Trust, Inc.

AG Mortgage Investment Trust, Inc. is a residential mortgage REIT with a focus on investing in a diversified risk-adjusted portfolio of residential mortgage-related assets in the U.S. mortgage market. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., a diversified credit and real estate investing platform within TPG.

Additional information can be found on MITT’s website at www.agmit.com.

About TPG Angelo Gordon

Founded in 1988, Angelo, Gordon & Co., L.P. ("TPG Angelo Gordon") is a diversified credit and real estate investing platform within TPG. The platform currently manages approximately $76 billion* across a broad range of credit and real estate strategies. TPG Angelo Gordon has over 700 employees, including more than 230 investment professionals, across offices in the U.S., Europe and Asia. For more information, visit www.angelogordon.com.

*TPG Angelo Gordon’s currently stated assets under management (“AUM”) of approximately $76 billion as of September 30, 2023 reflects fund-level asset-related leverage. Prior to May 15, 2023, TPG Angelo Gordon calculated its AUM as net assets under management excluding leverage, which resulted in TPG

Angelo Gordon AUM of approximately $53 billion as of December 31, 2022. The difference reflects a change in TPG Angelo Gordon’s AUM calculation methodology and not any material change to TPG Angelo Gordon’s investment advisory business. For a description of the factors TPG Angelo Gordon considers when calculating AUM, please see the disclosure at www.angelogordon.com/disclaimers/.

Forward-Looking Statements
This document contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. MITT intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” “projects,” “could,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Forward-looking statements regarding MITT include, but are not limited to, statements related to the WMC acquisition, including the anticipated benefits and financial and operational impact of the WMC acquisition; other statements of management’s belief, intentions or goals; and other statements that are not historical facts. These forward-looking statements are based on MITT’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: risks related to diverting the attention of MITT management from ongoing business operations; failure to realize the expected benefits of the WMC acquisition, including MITT’s ability to achieve additional growth and scale; MITT’s ability to maximize synergies in connection with the WMC acquisition in the manner and within the timeframe contemplated or at all; MITT’s ability to deliver long-term risk adjusted returns to its stockholders; significant transaction costs and/or unknown or inestimable liabilities; the risk of stockholder litigation in connection with the merger, including resulting expense or delay; the risk that MITT will not successfully integrate WMC’s business or that such integration may be more difficult, time-consuming or costly than expected; and the amount and timing of MITT’s dividends. Additional risks and uncertainties related to MITT’s business are included under the headings “Forward-Looking Statements” and “Risk Factors” in MITT’s Annual Report on Form 10-K for the year ended December 31, 2022, MITT’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, the joint proxy statement/prospectus declared effective by the SEC on September 29, 2023, and in other reports and documents filed by MITT with the SEC from time to time. Moreover, other risks and uncertainties of which MITT is not currently aware may also affect the company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by MITT on its websites or otherwise. MITT undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law.

Contacts

Investors
AG Mortgage Investment Trust, Inc.
Investor Relations
(212) 692-2110
ir@agmit.com

Media
AG Mortgage Investment Trust, Inc.
media@angelogordon.com